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                                                                     EXHIBIT 5.1

               OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.

                                 June 30, 1998

Access Health, Inc.
335 Interlocken Parkway
Broomfield, CO 80021

       RE:  POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-3
           TO REGISTRATION STATEMENT ON FORM S-4 (NO. 333-56253)

Ladies and Gentlemen:

    We have examined the Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 to be filed by you with the Securities and Exchange Commission on or about June 30, 1998 (as amended by such Post-Effective Amendment, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of 1,000,000 shares of your Common Stock (the "Shares"), to be offered for sale by the Selling Stockholders named therein. We understand that the shares are to be sold by the Selling Stockholders to the public as described in the Registration Statement. As legal counsel for Access Health, Inc., we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

    It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and further consent to the use of our name wherever it appears in the Registration Statement and any amendments thereto.

                                          Very truly yours,
                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation
                                          /s/ WILSON SONSINI GOODRICH & ROSATI